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                                                                       EXHIBIT 5



                                December 14, 1998


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

         I am Senior Vice President-Law, of Vulcan Materials Company (the "Company") and have acted as counsel to the Company in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the offer and sale by the Company, from time to time, pursuant to the provisions of Rule 415 under the Securities Act, of up to $700,000,000 maximum aggregate principal amount of debt securities of the Company (the "Debt Securities").

         The Debt Securities will be issued by the Company pursuant to an indenture, dated as of May 1, 1991, between the Company and Morgan Guaranty Trust Company of New York (the "Indenture").

         As counsel for the Company, I am generally familiar with the corporate affairs of the Company and its subsidiaries, as well as the form of the preliminary prospectus included in the Registration Statement (the "Preliminary Prospectus") and the terms of the Indenture. In furnishing this opinion, I have examined such corporate and other records as I have deemed necessary or appropriate to provide a basis for the opinion set forth below. In may examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as original documents, and conformity to original documents of all documents submitted to me as certified or photostatic copies.

         This opinion is given as of the date hereof and is based upon facts and conditions presently known and laws and regulations presently in effect.

         On the basis of the foregoing, I am of the opinion that, when the issuance of the Debt Securities has been duly authorized by appropriate corporation action and such Debt Securities have been duly executed on behalf of the Company, authenticated, issued, sold and delivered in accordance with the Indenture and the Registration Statement, including the Prospectus contained therein as supplemented by the Prospectus Supplement relating to such Debt Securities, they will be duly authorized and will constitute legal, valid and binding obligations of the Company.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and further consent to the use of my name under the heading "Validity of Debt Securities" in the related Preliminary Prospectus also filed as a part of the Registration Statement.

                                Very truly yours,


                                /s/ William F. Denson, III
                                William F. Denson, III
WFDIII/amm